EXHIBIT 99.2

UFP Technologies Acquires Marble Medical

NEWBURYPORT, Mass., July 16, 2024 (GLOBE NEWSWIRE) -- UFP Technologies, Inc. (Nasdaq: UFPT), a designer and custom manufacturer of comprehensive solutions for medical devices, sterile packaging, and other highly engineered custom products, today announced the acquisition of Marble Medical. Founded in 1988 and headquartered in Tallahassee, FL, Marble Medical develops and manufactures adhesive based medical components and single-use devices.

“Adding Marble Medical’s adhesives expertise is a great complement to our surgical robot drapes and stick to skin device platforms,” said R. Jeffrey Bailly, chairman and CEO of UFP Technologies. “Marble Medical is a 3M Preferred Converter, and along with their precision die cutting capabilities, gives our clients access to a broader range of innovative solutions incorporating highly specialized adhesive technologies.”

“In addition, Marble Medical is a longstanding partner to our DAS Medical operation, making them an excellent overall fit into our MedTech business,” continued Bailly. “This acquisition aligns with our strategic focus and provides valuable technologies in multiple key markets to bring more value to our client base. This expanded range of materials and capabilities will also allow us to vertically integrate in many existing application areas.

Joe Audie, Marble Medical’s president, stated, “We are excited to join the UFP family and be part of such a fast growing and dynamic company. UFP’s customer base, engineering skills, vast resources, and global manufacturing footprint is expected to help Marble accelerate growth by leveraging our biocompatible adhesives expertise in adjacent areas such as diagnostic patches, wound care, and other stick to skin applications.”

About UFP Technologies, Inc.

UFP Technologies is a designer and custom manufacturer of comprehensive solutions for medical devices, sterile packaging, and other highly engineered custom products. UFP is an important link in the medical device supply chain and a valued outsource partner to most of the top medical device manufacturers in the world. The Company’s single-use and single-patient devices and components are used in a wide range of medical devices and packaging for minimally invasive surgery, infection prevention, wound care, wearables, orthopedic soft goods, and orthopedic implants.

Forward Looking Statements

This press release contains statements relating to expected financial performance and/or future business prospects, events and plans that are forward-looking statements. Such statements include but are not limited to: the anticipated effects on us of acquiring Marble Medical; statements regarding anticipated advantages we expect to realize from the Marble Medical acquisition; statements regarding anticipated advantages Marble Medical expects to realize from our customer base, resources and manufacturing footprint; anticipated trends in the different markets in which we compete and expectations regarding customer demand; expectations regarding our business opportunities; and statements about our growth potential and strategies for growth. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could adversely affect our business and prospects, and otherwise cause actual results to differ materially from those anticipated by such forward-looking statements, including the risks that the Company will not realize the anticipated benefits of the acquisition of Marble Medical due to the inability of the Company to execute its business strategy, Marble Medical integration strategy or otherwise as well as other risks and uncertainties that are detailed in the documents we file with the SEC. Accordingly, actual results may differ materially. Readers are referred to the documents we file with the SEC, specifically the last report on Form 10-K. The forward-looking statements contained herein speak only of our expectations as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact: Ron Lataille
978-234-0926, rlataille@ufpt.com